As filed with the Securities and Exchange Commission on March 22, 2012

Post-Effective Amendment No. 2 to Registration Statements on Form S-3 (No. 333-159253)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post Effective

Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PONIARD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Washington	91-1261311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Elliott Avenue West, Suite 530

Seattle, Washington 98119

(206) 281-7001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anna Lewak Wight

Vice President, Legal

Poniard Pharmaceuticals, Inc.

300 Elliott Avenue West, Suite 530

Seattle, Washington 98119

(206) 281-7001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James Lisbakken

Perkins Coie LLP

1201 Third Avenue, Suite 4800

Seattle, Washington 98101-3099

(206) 359-8000

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF COMMON STOCK

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-3 (Registration No. 33-159253) of Poniard Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pertaining to the registration of $60,000,000 of shares of common stock of the Company, $0.02 par value (the “Company Common Stock”), which was originally filed with the Securities and Exchange Commission on May 15, 2009 (the “Registration Statement”) and amended on May 29, 2009. The Company has terminated all offerings of Company Common Stock pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Company Common Stock which remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Company Common Stock registered under the Registration Statement which remain unsold as of the filing of this Post-Effective Amendment No. 2 to Form S-3 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fountain Valley, State of California, on this 22nd day of March, 2012.

PONIARD PHARMACEUTICALS

By:	/S/ MICHAEL K. JACKSON
Michael K. Jackson
Interim Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-3 has been signed by the following persons in the capacities indicated on this 22nd day of March, 2012

/S/ MICHAEL S. PERRY Michael S. Perry	President and Chief Medical Officer (Principal Executive Officer)

/S/ MICHAEL K. JACKSON Michael K. Jackson	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/S/ ROBERT S. BASSO Robert S. Basso	Director

/S/ FRED B. CRAVES Fred B. Craves	Director

/S/ CARL S. GOLDFISCHER Carl S. Goldfischer	Director

/S/ ROBERT M. LITTAUER Robert M. Littauer	Director

/S/ RONALD A. MARTELL Ronald A. Martell	Director

/S/ DAVID R. STEVENS David R. Stevens	Director